UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2019

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 820, 906 12th Avenue SW, Calgary, Alberta  T2R 1K7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2019, we entered into an investor relations agreement with Paradox Public Relations Inc. (“Paradox”), pursuant to which Paradox has agreed to provide investor relations services to our company. The agreement with Paradox is for an indefinite term. Paradox will be paid a sum of CDN$5,000, plus applicable taxes, for the first two months of the agreement and a monthly fee of CDN$500, plus applicable taxes, thereafter. The Company will also grant Paradox stock options (the “Options”) to acquire 300,000 common shares of the Company at a price of CDN$3.05 per share exercisable for a period of twenty-four months.  The stock options vest quarterly over a period of 12 months.  The agreement with Paradox and the consideration payable thereunder are subject to approval by the TSX Venture Exchange.

Upon receipt of Exchange approval, we intend to grant the Options, which will be granted to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) relying on Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Investor Relations Agreement dated March 1, 2019 with Paradox Public Relations Inc.
99.1	News release dated March 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

“Michael Caetano”

Michael Caetano

Chief Operating Officer

Date: March 15, 2019

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